CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ecology Coatings, Inc.
2701 Cambridge Court
Suite 100
Auburn Hills, MI  49326

We hereby consent to the incorporation by reference in this Registration Statement (2007 Stock Option and Restricted Stock Plan) on Form S-8 (File No. 333-91436) of Ecology Coatings, Inc. of our report dated December 19, 2008 relating to the consolidated financial statements, which appear in the Ecology Coatings, Inc.’s Annual Report on Form 10-KSB for the year ended September 30, 2008.

/s/ UHY LLP

Southfield, Michigan
April 1, 2009